Exhibit 10.21

AMENDMENT TO EMPLOYMENT AGREEMENT

This AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”), made this 8th day of September, 2008, by and between MTR Gaming Group, Inc., a Delaware corporation having its principal office at State Route 2 South, Chester, West Virginia 26034, together with all of its subsidiaries whether now existing or hereafter formed or acquired (collectively, the “Company”), and John W. Bittner, Jr., 5487 Beverly Court, Bethel Park, PA 15102 (“Executive”).

WHEREAS, the Executive has been employed by the Company in the capacity of Executive Vice President of Finance & Accounting of the Company pursuant to an Employment Agreement between the Company and the Executive dated August 15, 2007, as amended on May 15, 2008 (the “Agreement”); and

WHEREAS, the Company has formed a Succession Committee to identify potentially qualified individuals to succeed Mr. Edson R. Arneault as President and CEO of the Company as well as to deal with any other succession issues that may arise from time to time; and

WHEREAS, the Succession Committee, in consultation with the full Board of Directors of the Company, has determined it would be in the best interests of the Company and beneficial to the implementation of the Company’s succession plan, to amend the Agreement by extending the term thereof; and

WHEREAS, the Executive and the Company desire to amend the terms of the Agreement.

Now, therefore, the parties, in reliance upon the mutual promises and covenants herein contained, do hereby agree as follows, effective as of the date hereof:

1.             Amendment to Section 1 of the Agreement.  Section 1 of the Agreement is hereby amended and restated in its entirety as follows:

“The Company hereby agrees to employ Executive, and Executive agrees to serve the Company, in the capacity indicated above, for the period commencing on January 1, 2007 (the “Employment Date”) and ending on the earlier of (A) December 31, 2009, or (B) the date which is, or would be, the one-year anniversary of the date upon which a new CEO, who shall be Mr. Arneault’s successor, commences his employment with the Company (such period, subject to earlier termination  as provided herein, being referred to as the “Period of Employment”).”

2.             Miscellaneous.

This Amendment is further governed by the following provisions:

a.             Parties In Interest.  This Amendment shall be binding upon and inure to the benefit of Executive, and it shall be binding upon and inure to the benefit of the Company and any corporation succeeding to all or substantially all of the business and assets of the Company by merger, consolidation, purchase of assets or otherwise.

b.             Arbitration.  Any disputes arising under the terms of this Amendment shall be settled by binding arbitration between the parties in Hancock County, West Virginia in a proceeding held under the rules of the American Arbitration Association.  In such proceeding, each party shall choose one arbitrator and the two so chosen shall choose a third arbitrator.  The vote of two of the arbitrators shall be sufficient to determine an award.

c.             Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the choice of law or conflicts of law rules and laws of such jurisdiction.

d.             Severability.  In the event that any term or condition contained in this Amendment shall for any reason be held by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other term or condition of this Amendment, but this Amendment shall be construed as if such invalid or illegal or unenforceable term or condition had never been contained herein.

e.             No Other Changes. This Amendment is not intended to make any other changes to the Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

MTR GAMING GROUP, INC.

\s\ John W. Bittner, Jr.	By:	\s\ Edson R. Arneault
John W. Bittner, Jr.		Name:
Title:

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